FS Energy and Power Fund 8-K

Exhibit 10.5

GUARANTY

This GUARANTY, dated as of May 18, 2016 (this “Guaranty”), is made and entered into by and between FS ENERGY AND POWER FUND, a Delaware statutory trust (“Guarantor”), and BARCLAYS BANK PLC (“Barclays”), in its capacity as Collateral Agent (in such capacity, “Collateral Agent”) for itself and as representative of Secured Parties under the Guarantee and Security Agreement (each as defined below).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Senior Secured Revolving Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among BRYN MAWR FUNDING LLC, a Delaware limited liability company (“Company”), the other Obligors party thereto from time to time, the Lenders party thereto from time to time and Administrative Agent; and

WHEREAS, reference is hereby made to that certain Guarantee, Pledge and Security Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”), by and among Company, the Subsidiary Guarantors (as defined therein) party thereto from time to time and Collateral Agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make financial accommodations to Company; and

WHEREAS, Guarantor owns 100% of the outstanding Capital Stock of Company, and as such, will derive direct and indirect economic benefits from the Lenders making the financial accommodations to Company pursuant to the Credit Agreement; and

WHEREAS, in order to induce Administrative Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the financial accommodations to Company as provided for in the Credit Agreement, Guarantor has agreed to guarantee payment of the Obligations on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Guarantor and Collateral Agent agree as follows:

1.

Definitions. Unless otherwise defined herein, terms defined in the Guarantee and Security Agreement, or, to the extent not defined in the Guarantee and Security Agreement, the Credit Agreement, are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Guaranty) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Excluded Swap Obligation” means, with respect to the Guarantor, any Swap Agreement Obligation if, and to the extent that, all or a portion of the Guarantee of the Guarantor of, or the grant by the Guarantor of a security interest to secure, such Swap Agreement Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of the Guarantor becomes effective with respect to such specific Swap Agreement Obligation. If a Swap Agreement Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Agreement Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

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“Qualified ECP Guarantor” shall mean, in respect of any Swap Agreement Obligation, the Guarantor so long as it has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Agreement Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.

Guaranty of the Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Collateral Agent, for the ratable benefit of the Secured Parties, the due and punctual payment in full, in Cash, of all Guaranteed Obligations (as defined in the Guarantee and Security Agreement) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that Guaranteed Obligations shall not include any Excluded Swap Obligation.

3.

Payment by Guarantor. Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which Collateral Agent or any Secured Party may have at law, in equity or otherwise against Company or any other Obligor, that upon the failure of Company or any other such Obligor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantor will, upon demand, pay, or cause to be paid, in Cash, to Collateral Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid Guaranteed Obligations then due and owing.

4.

Liability of Guarantor is Absolute. Guarantor agrees that Guarantor’s obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full, in Cash, of the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims). In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(a)

this Guaranty is a guaranty of payment when due and not of collectability; and

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(b)

this Guaranty is a primary obligation of Guarantor and not merely a contract of surety; and

(c)

the obligations of Guarantor hereunder are independent of the obligations of Company or any other Obligor, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any other Obligor and whether or not any of them are joined in any such action or actions; and

(d)

payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Guaranteed Obligations, except as otherwise provided in the applicable judgment, such judgment shall not be deemed to release Guarantor from Guarantor’s covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent actually satisfied by Guarantor, limit, affect, modify or abridge Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(e)

Collateral Agent and the Secured Parties may, without notice to Guarantor and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability hereunder, from time to time (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of settlement with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Collateral Agent or such Secured Party in respect hereof or the Guaranteed Obligations in accordance with any applicable security agreement; and (vi) exercise any other rights available to it under the Loan Documents; and

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(f)

this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the payment in full, in Cash, of the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims)), including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Defaults or Events of Default) of the Credit Agreement, any other Loan Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Collateral Agent or any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v)  Collateral Agent’s or any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Company, any other Obligor or any of their respective Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company or any other Obligor may allege or assert against Collateral Agent or any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, but excluding defenses that the Guaranteed Obligations are not then due and owing or that no Event of Default shall have occurred and then be continuing; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations.

5.

Waivers by Guarantor. Guarantor hereby waives, for the benefit of Collateral Agent and Secured Parties: (a) any right to require Collateral Agent and/or any Secured Party, as a condition of payment or performance by Guarantor, to (i) proceed against Company or any other Obligor or any other Person, (ii) proceed against or exhaust any security held from Company, any such other Obligor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Collateral Agent and/or any Secured Party in favor of Company, any such other Obligor or any other Person, or (iv) pursue any other remedy in the power of Collateral Agent or any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any such other Obligor, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any such other Obligor from any cause other than (i) the payment in full, in Cash, of the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) and (ii) that no Event of Default shall have occurred and then be continuing; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Collateral Agent’s or any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except such defenses as are available to any Obligor under the Guarantee and Security Agreement; (e) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Collateral Agent or any Secured Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 4 above and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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6.

Guarantor’s Rights. Until the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) shall have been paid in full, in Cash, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any other Obligor or any of their respective assets in connection with this Guaranty or the performance by such other Obligor of its obligations under the Loan Documents, as the case may be, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor or any other Obligor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent now has or may hereafter have against Company or any other Obligor under the Loan Documents, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Collateral Agent under the Loan Documents. In addition, until the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) shall have been paid in full, in Cash, Guarantor shall withhold from exercising any right of contribution that Guarantor may have against any other Obligor. Guarantor further agrees that, to the extent the waiver or agreement to withhold from exercising Guarantor’s rights set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights that Guarantor may have against Company, any Collateral or security or any other Obligor, in each case pursuant to the Loan Documents, shall be junior and subordinate to any rights Collateral Agent may have against Company, to all right, title and interest Collateral Agent may have in any such Collateral or security, and to any right Collateral Agent may have against such other Obligor, in each case pursuant to the Loan Documents. If any amount shall be paid to Guarantor on account of any such rights at any time when all Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) shall not have been paid in full, in Cash, such amount shall be held in trust for Collateral Agent on behalf of Secured Parties and shall forthwith be paid over to Collateral Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations in accordance with the terms hereof.

7.

Subordination of Other Obligations. Any Indebtedness of Company or any other Obligor now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Secured Parties and shall forthwith be paid over to Collateral Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations then due and owing but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision hereof.

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8.

Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent and unasserted indemnification and expense reimbursement claims) shall have been paid in full, in Cash.

9.

Authority of Guarantor or Company. No Secured Party shall be required to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

10.

Keepwell. The Qualified ECP Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the Guarantee and Security Agreement in respect of Swap Agreement Obligations (provided, however that the Qualified ECP Guarantor shall only be liable under this Section 10 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 10, or otherwise under this Guaranty, as it relates to such Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of all the Guaranteed Obligations in Cash (other than in respect of indemnities and contingent Obligations not then due and payable). The Qualified ECP Guarantor intends that this Section 10 constitute, and this Section 10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

11.

Representations and Warranties. The Guarantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a)

The Guarantor is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation.

(b)

The execution, delivery and performance of this Guaranty are within the Guarantor’s corporate, limited liability company or other powers and have been duly authorized by all necessary corporate, limited liability company or other action, including by all necessary shareholder, trustee or member action. This Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c)

The execution, delivery and performance of this Guaranty (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been or will be obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents of the Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d)  will not result in the creation or imposition of any Lien on any asset of the Guarantor (other than Permitted Liens (as defined in the FSEP Pledge Agreement)).

12.

Financial Condition of Company. Any Loan may be made to Company or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Company at the time of any such making or continuation. Neither Collateral Agent nor any Secured Party shall have any obligation to disclose or discuss with Guarantor Collateral Agent’s or such Secured Party’s assessment of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents. Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of Collateral Agent or any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by Collateral Agent or such Secured Party.

13.

Further Assurances. Guarantor agrees, upon the reasonable prior written request of Collateral Agent, to execute and deliver to Collateral Agent, from time to time, any additional instruments or documents or to take any further actions, from time to time, considered reasonably necessary by Collateral Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

14.

Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Guarantor, Company or any other Obligor for liquidation or reorganization, should Guarantor, Company or any other Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Guarantor’s, Company’s or any other Obligor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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15.

Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof, respectively.

16.

Headings. The headings in this Guaranty are for convenience of reference only and shall not affect the meaning or interpretation of this Guaranty.

17.

Severability. Whenever possible, each provision of this Guaranty shall be interpreted in a manner so as to be valid and enforceable under applicable Law, but if any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable Law, such provision shall be ineffective to the extent so determined, without affecting the remainder of such provision or the remaining provisions of this Guaranty.

18.

Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Collateral Agent, for itself and for the benefit of Secured Parties, hereunder, inure to the benefit of Collateral Agent and Secured Parties, all future holders of any instrument evidencing any of the Credit Agreement Obligations, Swap Agreement Obligations or Guaranteed Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Credit Agreement Obligations, Swap Agreement Obligations or Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Collateral Agent and Secured Parties hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty without the prior written consent of Collateral Agent. This Guaranty shall not be assignable by Collateral Agent except in connection with an assignment of its rights and obligations as Collateral Agent pursuant to the Guaranty, Pledge and Security Agreement in accordance with the terms thereof.

19.

No Waiver; Cumulative Remedies; Amendments. Neither Collateral Agent nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in a writing signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent, for itself and the ratable benefit of Secured Parties, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by Law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Collateral Agent and Guarantor.

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20.

Expenses. Guarantor shall pay all reasonable, documented and out-of-pocket expenses incurred by Collateral Agent in connection with the administration and enforcement of this Guaranty; provided, that Guarantor shall not have any obligation to pay fees or expenses of Collateral Agent or any Secured Party except to the extent required under Section 9.03 of the Credit Agreement.

21.

Governing Law; Jurisdiction; Etc.

(a)

Governing Law. This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b)

Submission to Jurisdiction. Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York or the United States located in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction.

(c)

Waiver of Venue. Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Service of Process. Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

22.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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23.

Termination. Upon the payment in full in Cash of all Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims), the Liens and security interests granted hereunder shall automatically terminate without the necessity of further action by any party and, except as otherwise provided herein, all of Guarantor’s obligations hereunder shall at such time terminate.

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IN WITNESS WHEREOF, Guarantor and Collateral Agent have caused this Guaranty to be executed and delivered by their respective duly authorized representatives as of the date first above written.

GUARANTOR:

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President

Address:

FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Facsimile: (215) 222-4649

COLLATERAL AGENT:

BARCLAYS BANK PLC

By:	/s/ Luke Syme
Name: Title:	Luke Syme Assistant Vice President